KATZ MEDIA GROUP, INC.

                           1997 RESTRICTED STOCK PLAN

          1.   Purpose.  This Katz Media Group,  Inc. 1997 Restricted Stock Plan
               -------
(the "Plan") is intended to advance the interests of Katz Media Group, Inc., a Delaware corporation (the "Company"), its stockholders, its subsidiaries and its affiliates by encouraging and enabling inside directors, officers and other employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

          2.   Definitions.  For purposes of the Plan the following  terms shall
               -----------
have the indicated meanings unless the context clearly indicates otherwise:

               "Board" means the Board of Directors of the Company.

               "Cause" means Cause as defined in the Participant's employment contract with the Company or any Subsidiary (if any), or, in the absence of any such contract or definition, as defined in the Grant Agreement with a Participant pursuant to the Plan or, in the absence of any such agreement or definition, the following: (i) a Participant's willful and continued failure to substantially perform his/her duties with the Company in his/her established position (provided such Participant has been given at least fifteen days' prior written notice of such failure and such failure is continuing or recurs following the end of such fifteen day period); (ii) willful conduct that is foreseeably and significantly injurious to the Company or any of its Subsidiaries, monetarily or otherwise; (iii) conviction for, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (iv) abuse of illegal drugs or other controlled substances or habitual intoxication; or (v) willful breach of the obligations of such Participant under the Shareholders Agreement dated as of August 12, 1994 among the Company, the DLJ Entities and the other parties thereto, as amended from time to time.

               "Change in Control" shall be deemed to have occurred if: (i)(x) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities, the Management Shareholders (as such term is defined in the Shareholders Agreement) or (B) any "group" (within the meaning of such Section 13(d)(3)) of which any of the DLJ Entities is a part, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the shareholders generally and (y) the DLJ Entities and their Permitted Transferees (as such term is defined in the Shareholders Agreement) shall be the beneficial owner, directly or indirectly, of securities representing less than 30% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the shareholders generally; or (ii) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of the Company and its Subsidiaries as an entity to any person or group which is not an affiliate of the Company prior to such sale or transfer.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" means the committee designated in Section 3 below to administer the Plan.

               "Common Stock" means the Company's Common Stock, par value $.01 per share.

               "Disability" means Disability as defined in the Participant's employment contract or, in the absence of any such contract or definition, as defined in the written instrument that awards Shares to a Participant pursuant to the Plan or, in the absence of any such definition, physical or mental incapacity resulting in such Participant being unable to substantially perform his duties for more than six consecutive months or an aggregate of six months in any period of 24 consecutive months as determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company.

               "DLJ Entities" means DLJ Merchant Banking Partners, L.P., DLJ International Partners C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and DLJ First ESC L.L.C.

               "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

               "Grant" means a grant of Shares, whether or not restricted, pursuant to a written instrument that awards Shares to a Participant pursuant to the Plan. Grants may be awarded as a bonus, in lieu of a cash bonus or through surrender or exchange of the right to receive cash compensation, all in the discretion of the Committee.

               "Grant Agreement" means a written instrument relating of the Grant of Shares to a Participant pursuant to the Plan.

               "Non-Employee Director" means a "non-employee director" as that term is used in Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

               "Participants" means the employees and officers of the Company and its Subsidiaries, including directors of the Company who are also employees of the Company.

               "Plan" means this Katz Media Group, Inc. 1997 Restricted Stock Plan.

               "Retirement" means retirement (i) on or after age 55 with 20 or more years of service, (ii) on or after age 60, or (iii) with the consent of the Committee.

               "Shareholders Agreement" means the Shareholders Agreement dated as of August 12, 1994 among the Company, the DLJ Entities and the other parties thereto, as amended from time to time.

               "Shares" mean shares of Common Stock which are granted to a Participant pursuant to a Grant under the Plan.

               "Standard  Restrictions"  means those  restrictions  set forth in
Section 8(b) hereof.

               "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          3.   Administration  of the Plan. The Plan shall be  administered by a
               ---------------------------
committee (the "Committee") composed of not less than two persons. Only Non-Employee Directors shall be eligible to serve as members of the Committee. Unless and until the Board appoints a different committee, the Committee shall be the Compensation Committee of the Board. The Committee shall report all action taken by it to the Board which shall review and ratify or approve those actions which are required by law to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants to whom, the time or times at which Grants shall be made and the number of Shares so granted; (b) to construe and interpret the Plan; (c) to determine the terms, restrictions and provisions of the respective Grants, which need not be identical, including, but without limitation, restrictions on Shares granted and the amount and terms of the purchase price, if any, of Shares granted; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

          4.   Number of Shares  Subject to the Plan. The total number of Shares
               -------------------------------------
available for Grants under the Plan may not exceed 600,000 subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof. The Board may, from time to time, increase the number of Shares available for grant under the Plan. The Shares to be delivered under the Grants shall consist of treasury Common Stock not reserved for any other purpose. Subject to adjustment, no employee of the Company may receive Grants under the Plan in any calendar year that relate to more than 100,000 Shares.

          5.   Lapsed Grants.  If a Grant, or any portion thereof,  is forfeited
               -------------
for any reason, any Shares forfeited shall be available again for the making of a later Grant hereunder.

          6.   Adjustment in  Capitalization.  In the event of any change in the
               -----------------------------
outstanding shares of Common Stock that occurs after approval of the Plan by the stockholders of the Company by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, acquisition, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan and the provisions, terms, and conditions of each outstanding Grant affected thereby, shall be adjusted appropriately by the Committee, whose determination shall be conclusive.

          7.   Eligibility  and  Participation.  Grantees  of  Grants  shall  be
               -------------------------------
selected by the Committee from among those Participants who are recommended by the Chief Executive Officer of the Company and who, in the opinion of the Committee, are officers, employees or inside directors in a position to contribute to the Company's continued growth and development and to its long-term success.

          8.   Grants of Restricted Stock.
               --------------------------

               (a)  Grant of  Restricted  Stock.  Subject to the  provisions  of
          Section 7, the Committee, at any time and from time to time, may make Grants to such Participants and in such amounts as it shall determine. Each Grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective.

               (b) Standard Restrictions. In addition to any other applicable provisions hereof and except as may otherwise be specifically provided in a Grant, the following restrictions in this Section 8(b) (the "Standard Restrictions") shall apply to Grants made by the Committee for a period of twelve months from the date of the Grant:

                    (i) No shares granted pursuant to a Grant may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such Shares are vested.

                    (ii) Shares granted pursuant to a Grant are 0% vested at the time the Grant is made and 100% vested one year from the date of the Grant.

                    (iii)A Participant  shall forfeit all Shares not  previously vested, if any, at such time as the Participant is no longer employed by the Company due to the termination of the Participant's employment with the Company or any Subsidiary for Cause or due to the voluntary termination by the Participant of the Participant's employment by the Company or any Subsidiary. All forfeited Shares in the possession of the Participant shall be returned to the Company. Notwithstanding any other provision of this Section 8(b) to the contrary, a Participant who has not previously forfeited any nonvested Shares that are granted pursuant to a Grant shall automatically vest in any such nonvested Shares upon the earliest of (x) the effective date of a Change in Control, (y) the termination by the Company of the Participant's employment with the Company and all Subsidiaries other than for Cause and (z) the Participant's death, Disability or Retirement.

               (c)  Other    Restrictions.    Notwithstanding    the    Standard
                    ---------------------
          Restrictions of Section 8(b) above, the Committee may impose such other or different restrictions on any Shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, resale restrictions and federal or state securities laws, and may legend the certificates representing restricted Shares to give appropriate notice of such restrictions. Any such other or different restrictions shall be specifically set forth in the Grant Agreement. In the event of any inconsistency between the terms of any written employment contract between the Company or any Subsidiary and a Participant and the provisions of Section 8(b)(iii) relating to a voluntary termination by the Participant of the Participant's employment with the Company and its Subsidiaries, the terms of such written employment contract shall prevail.

               (d)  Holding  of  Restricted  Shares.  Certificates  representing
                    -------------------------------
          Shares granted that are subject to restrictions shall be held by the Company or, if the Committee so specifies, deposited with a third-party custodian or trustee until lapse of all restrictions on the Shares. After such lapse, certificates for such Shares (or the vested percentage of such Shares) shall be issued by the Company to the Participant who received the Grant of such Shares; provided, however, that the Company need not issue fractional Shares.

               (e)  Rights in Restricted Shares. During any applicable period of
                    ---------------------------
          restriction, a Participant who has been granted Shares hereunder shall be the record owner thereof and shall be entitled to vote such Shares and receive all dividends and other distributions paid with respect to such Shares while they are so restricted. However, if any such dividends or distributions are paid in shares of Company stock during an applicable period of restriction, the shares received shall be subject to the same restrictions as the Shares with respect to which they were issued. Moreover, the Committee may provide in each Grant such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for restricted Shares.

               (f)  Conflicting Provisions.  In case of any conflict between the
                    ----------------------
          provisions of this Plan and the provisions of a Grant, the provisions of this Plan shall control.

               9.   Conditions  to  Grants.  The  making  of any  Grant  and the
                    ----------------------
issuance of any Shares to a Participant shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable hereunder upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant hereto, then in any such event, such Grant or such issuance of Shares shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

               10. Amendment,  Suspension and Termination of Plan. The Board may
                   ----------------------------------------------
at any time suspend or terminate the Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem advisable in order that the Grants granted hereunder may conform to any change in the law or in any other respect which the Board may deem to be in the best interests of the Company. No Grants may be granted during any suspension or after the termination of the Plan. Except as provided in Section 11 hereof, no amendment, suspension, or termination of the Plan shall, without grantee's consent, alter or impair any of the rights or obligations under any Grant theretofore granted to such grantee under the Plan.

               11. Tax  Withholding.  The Committee may, in its sole discretion,
                   ----------------
(a) require a Participant to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for vested Shares pursuant to a Grant hereunder; (b) require a Participant to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of vested Shares, withhold from such Shares that number of full Shares having a fair market value equal to the amount or portion of the amount required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

               12. Code Section  83(b)  Elections.  Each  Participant  making an
                   ------------------------------
election pursuant to Section 83(b) of the Code shall, upon the making of such election, promptly provide a copy of such election to the Company.

               13.  Employment.  Nothing  in this Plan shall  interfere  with or
                    ----------
limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No employee of the Company or a Subsidiary shall have the right to receive a Grant, or, having received a Grant, to again receive a Grant.

               14.  Effective  Date of the Plan.  The effective date of the Plan
                    ---------------------------
is May 9, 1997, the date of its adoption by the Board.

               15.  Term.  No Grants may be made  under the Plan after  December
                    ----
31, 2000. The provisions of the Plan shall, however, continue to apply as to any Grants made prior to such date.


Dated: May 9, 1997